Exhibit 99.1

CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	2
FINANCIAL STATEMENTS
BALANCE SHEETS	3 - 4
STATEMENTS OF OPERATIONS	5 - 6
STATEMENTS OF STOCKHOLDERS’ EQUITY/(DEFICIT)	7
STATEMENTS OF CASH FLOWS	8 - 9
NOTES TO FINANCIAL STATEMENTS	10

Independent Auditors’ Report

To the Board of Directors

IThenaPharma Inc

Report on the Financial Statements

We have audited the accompanying financial statements of IThenaPharma Inc (the “Company”) which comprise the balance sheets as of December 31, 2015 and 2014, the related statements of operations, stockholders’ equity/(deficit) and cash flows for the year ended December 31, 2015 and for the period from inception (September 3, 2014) to December 31, 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IThenaPharma Inc as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the year ended December 31, 2015 and for the period from inception (September 3, 2014) to December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that IThenaPharma Inc will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, and our opinion is not modified with respect to this matter.

/s/ Squar Milner LLP

Los Angeles, CA
January 26, 2017

2

IThenaPharma Inc

Balance Sheets

	(unaudited) September 30, 2016	(unaudited) September 30, 2015
Assets
Current Assets
Cash and cash equivalents	$15,705	$301,206
Investment	479	-
Total current assets	16,184	301,206

Total assets	$16,184	$301,206

Liabilities and Stockholders’ Equity/(Deficit)
Current Liabilities
Convertible notes	$50,000	$-
Due to related party	81,283	24,040
Accrued interest payable	378	-
Total current liabilities	131,661	24,040

Other liability (Note 3)	99,425	200,124

Total liabilities	231,086	224,164

Stockholders’ Equity/(Deficit)
Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,555,556 shares issued and outstanding at September 30, 2016 and 2015	556	556
Additional paid-in-capital	1,240,038	1,003,444
Accumulated deficit	(1,455,496)	(926,958)
Total stockholders’ equity/(deficit)	(214,902)	77,042

Total liabilities and stockholders’ equity/(deficit)	$16,184	$301,206

The accompanying notes are an integral part of these financial statements.

3

IThenaPharma Inc

Balance Sheets

	December 31, 2015	December 31, 2014
Assets
Current Assets
Cash and cash equivalents	$261,848	$-
Subscription receivable	-	4,000
Total current assets	261,848	4,000

Total assets	$261,848	$4,000

Liabilities and Stockholders’ Equity/(Deficit)
Current Liabilities
Account payable	$10,980	$-
Income taxes payable	800	-
Accrued expenses	63,888	-
Due to related party	59,525	5,375
Total current liabilities	135,193	5,375

Other liability (Note 3)	36,470	-

Total liabilities	171,663	5,375

Stockholders’ Equity/(Deficit)
Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,555,556 and 5,000,000 shares issued and outstanding at December 31, 2015 and 2014	556	500
Additional paid-in-capital	1,203,568	3,500
Accumulated deficit	(1,113,939)	(5,375)
Total stockholders’ equity/(deficit)	90,185	(1,375)

Total liabilities and stockholders’ equity/(deficit)	$261,848	$4,000

The accompanying notes are an integral part of these financial statements.

4

IThenaPharma Inc

Statements of Operations

	(unaudited) For the Nine Months Ended September 30, 2016	(unaudited) For the Nine Months Ended September 30, 2015
Operating Expenses:
Personnel expense	$198,849	$400,247
Consulting expense	6,155	177,750
Research and development expense	101,680	258,429
Other expense	34,152	84,902
Total operating expenses	340,836	921,328

Operating Loss	(340,836)	(921,328)

Other Income
Interest income	79	546

Loss Before Provision For Income Taxes	(340,757)	(920,782)

Provision For Income Taxes	800	800

Net Loss	$(341,557)	$(921,582)

Net loss per share – basic and diluted	$(0.10)	$(0.33)

Weighted average shares outstanding – basic and diluted	3,582,591	2,806,187

The accompanying notes are an integral part of these financial statements.

5

IThenaPharma Inc

Statements of Operations

	For the Year Ended December 31, 2015	For the Period from Inception (September 3, 2014) to December 31, 2014
Operating Expenses:
Personnel expense	$473,188	$-
Consulting expense	177,751	-
Research and development expense	322,317	-
Other expense	134,322	5,375
Total operating expenses	1,107,578	5,375

Operating Loss	(1,107,578)	(5,375)

Other Income
Interest income	614	-

Loss Before Provision For Income Taxes	(1,106,964)	(5,375)

Provision For Income Taxes	1,600	-

Net Loss	$(1,108,564)	$(5,375)

Net loss per share – basic and diluted	$(0.38)	$-

Weighted average shares outstanding – basic and diluted	2,919,452	-

The accompanying notes are an integral part of these financial statements.

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IThenaPharma Inc

Statements of Stockholders’ Equity/(Deficit)

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at September 3, 2014 (date of inception)	-	$-	$-	$-	$-

Issuance of founders’ common stock	5,000,000	500	3,500	-	4,000
Net loss	-	-	-	(5,375)	(5,375)
Balance at December 31, 2014	5,000,000	500	3,500	(5,375)	(1,375)
Shares issued	555,556	56	999,944	-	1,000,000
Issuance of warrants	-	-	200,124	-	200,124
Net loss	-	-	-	(1,108,564)	(1,108,564)
Balance at December 31, 2015	5,555,556	556	1,203,568	(1,113,939)	90,185
Issuance of warrants (unaudited)	-	-	36,470	-	36,470
Net loss (unaudited)	-	-	-	(341,557)	(341,557)
Balance at September 30, 2016 (unaudited)	5,555,556	$556	$1,240,038	$1,455,496	$(214,902)

The accompanying notes are an integral part of these financial statements.

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IThenaPharma Inc

Statements of Cash Flows

	(unaudited) For the Nine Months Ended September 30, 2016	(unaudited) For the Nine Months Ended September 30, 2015
Cash Flows From Operating Activities:
Net loss	$(341,557)	$(921,582)
Adjustments to reconcile net loss to net cash used in operations:
Personnel cost (warrants to Autotelic)	99,425	200,124
Changes in operating assets and liabilities:
Account payable	(10,980)	-
Income tax payable	(800)	-
Due to related party	21,758	18,664
Accrued expenses	(63,888)	-
Accrued interests payable	378	-
Net cash used in operating activities	(295,664)	(702,794)

Cash Flows from Investing Activities:
Purchase of investment	(479)	-
Net cash used in investing activities	(479)	-

Cash Flows from Financing Activities:
Proceeds from convertible note	50,000	-
Proceeds from founders for common stock	-	4,000
Proceeds from sale of common stock	-	1,000,000
Net cash provided by financing activities	50,000	1,004,000

Net (Decrease)/Increase in Cash and Cash Equivalents	(246,143)	301,206

Cash and Cash Equivalents - beginning of period	261,848	-

Cash and Cash Equivalents - end of period	$15,705	$301,206
Non-cash financing activities:
Issuance of warrants	$36,470	$-
Supplemental disclosure:
Income taxes paid	$800	$800

The accompanying notes are an integral part of these financial statements.

8

IThenaPharma Inc

Statements of Cash Flows

	For the Year Ended December 31, 2015	For the Period from Inception (September 3, 2014) to December 31, 2014
Cash Flows From Operating Activities:
Net loss	$(1,108,564)	$(5,375)
Adjustments to reconcile net loss to net cash used in operations:
Personnel cost (warrants issued)	236,594	-
Changes in operating assets and liabilities:
Accounts payable	10,980	-
Due to related party	54,150	5,375
Accrued expenses	63,888	-
Income Tax Payable	800	-
Net cash used in operating activities	(742,152)	-

Cash Flows from Financing Activities:
Proceeds from founders for common stock	4,000	-
Proceeds from sale of common stock	1,000,000	-
Net cash provided by financing activities	1,004,000	-

Net Increase in Cash and Cash Equivalents	261,848	-

Cash and Cash Equivalents - beginning of period	-	-

Cash and Cash Equivalents - end of period	$261,848	$-
Non-cash financing activities:
Issuance of warrants	$200,124	$-
Supplemental disclosure:
Income taxes paid	$800	$-

The accompanying notes are an integral part of these financial statements.

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IThenaPharma Inc

Notes to Financial Statements

Note 1 - Organization and Business Operations

IThenaPharma Inc (the “Company”) is a biotechnology company that focuses on marketing a fixed dose combination drug treating osteoarthritis and rheumatoid arthritis. The Company is also working on combining the drug with a therapeutic drug monitoring technology from Autotelic Inc. (“Autotelic”), a related party, to develop a drug/device combination treatment.

The Company was incorporated on September 3, 2014, and is based in City of Industry, California.

In November 2016, the Company changed its fiscal year from March to December. The financial data in the accompanying financial statements are presented based on the fiscal year ending December.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Unaudited Interim Presentation

The financial statements as of September 30, 2016 and 2015 and for such nine-month ended are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary for a fair statement of the Company’s financial position as of September 30, 2016 and 2015, and results of its operations and cash flows for the nine-month ended. The results for the nine-month ended September 30, 2016 are not necessarily indicative of the results expected for the year ending December 31, 2016, or for other interim periods or future years.

Going Concern and Plan of Operations

In February 2015, the Company successfully raised capital from its founder. The capital was raised through the issuance of shares totaling $1,000,000 (Note 4).

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IThenaPharma Inc

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Going Concern and Plan of Operations (continued)

If the Company pursues additional clinical trials other than those planned for current product candidates, or if the Company adds additional product candidates prior to the end of the calendar year 2017. The Company will need to raise additional capital, if the Company is to fund future operations to the point where the Company is able to generate positive cash flow from the sales or out-licensing of drug candidates, the Company also will need to raise additional capital. The amount and timing of future funding requirements will depend on many factors, including the timing and results of development efforts, the potential expansion of current development programs, potential new development programs and related general and administrative support, as well as the overall condition of capital markets including capital markets for development-stage biopharmaceutical companies. Management anticipates that the Company will seek to fund operations through public and private equity and debt financings or other sources, such as potential collaboration or licensing agreements. The Company cannot assure that anticipated additional financing will be available on favorable terms, or at all. Although the Company was successful in obtaining financing through equity securities offerings in February 2015, there can be no assurance that the Company will be able to do so in the future.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain programs that it would otherwise seek to develop and commercialize. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Significant areas requiring the use of management estimates include valuation allowance for deferred income tax assets. Actual results could differ from such estimates under different assumptions or circumstances.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. There are no cash equivalent as of September 30, 2016 (unaudited), December 31, 2015, September 30, 2015 (unaudited), and December 31, 2014.

The Company deposits its cash with major financial institution and may at times exceed the federally insured limit. At September 30, 2016, December 31, 2015, September 30, 2015, and December 31, 2014, the Company had $0 (unaudited), $11,848, $51,276 (unaudited), and $0, respectively, in excess of the FDIC insurance limit.

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IThenaPharma Inc

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Research and Development

Research and development costs are charged to expense as incurred. Research and development expenses were $322,317 and $0 for the year ended on December 31, 2015 and for the period from inception (September 3, 2014) to December 31, 2014, respectively, and were $101,680 (unaudited), and $258,429 (unaudited) for the nine months ended September 30, 2016 and 2015, respectively. Research and development expenses include compensation and related overhead for employees and consultants involved in research and development and the cost of materials purchased for research and development.

Fair Value Measurements

The Company measures the fair value of financial assets and liabilities recorded at fair value based on the guidance of Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to expand disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company also analyzes all financial instruments with features of both liability and equity under ASC 480, Distinguishing Liabilities from Equity, ASC 815, Derivative and Hedging, and ASC 815-40, Contracts in Entity’s Own Equity.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The carrying value reported for cash equivalents, accounts payable, income taxes payable and accrued expenses approximated their respective fair values at each balance sheet date due to the short-term maturity of these financial instruments. Management has concluded that it is not practical to determine the estimated fair value of due to related party due to its nature.

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IThenaPharma Inc

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value Measurements (continued)

The Company did not have any assets or liabilities that were measured at fair value on a recurring basis for the nine months ended September 30, 2016 (unaudited) and 2015 (unaudited). There were no assets or liabilities that were measured at fair value on a recurring or nonrecurring basis for the year ended on December 31, 2015 and for the period from inception (September 3, 2014) to December 31, 2014.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates.

Under the provisions of ASC 740, Income Taxes (“ASC 740”), the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company did not have any unrecognized tax benefits and there was no effect on the Company’s financial condition or results of operations as a result of adopting the provisions of ASC 740.

The Company recognizes a tax benefit only if it is more likely than not that the position is sustainable, based solely on its technical merits and considerations of the relevant taxing authorities; administrative practice and precedents. The Company completed its analysis of uncertain tax positions in accordance with applicable accounting guidance and determined no amounts were required to be recognized in the financial statements at September 30, 2016 (unaudited), December 31, 2015, September 30, 2015 (unaudited), and December 31, 2014.

Recent Accounting Pronouncements

In March 2016, FASB issued Accounting Standards Update (“ASU”) 2016-09, Compensation – Stock Compensation – Improvements to Employee Shared-Based Payment Accounting (“ASU 2016-09”). This guidance is intended to simplify the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. The amendments in this update are effective for public business entities for financial statements issued for annual periods beginning after December 15, 2016, including interim periods within those annual periods. For all other entities, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any entity in any interim or annual periods. The Company is currently assessing the impact of this ASU on its financial statements.

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IThenaPharma Inc

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases. This update requires lessees to recognize at the lease commencement date a lease liability which is the lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and right-of-use assets, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Lessees will no longer be provided with a source of off-balance sheet financing. This update is effective for financial statements issued for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. Lessees and lessors must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Applying a full retrospective transition approach is not allowed. The Company does not expect the adoption of this standard to have a material effect on its financial statements.

In January 2016, FASB ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). The Update intends to enhance the reporting model for financial instruments to provide users of financial instruments with more decision-useful information and addresses certain aspects of the recognition, measurement, presentation, and disclosure of financial instruments. This new standard affects all entities that hold financial assets or owe financial liabilities. Entities should apply the amendments as a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values, including disclosure requirement, should be applied prospectively to equity investments that exist as of the date of adoption of the update. ASU 2016-01 is effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, including not-for-profit entities and employee benefit plans within the scope of ASC Topics 960 through 965 on plan accounting, ASC 2016-01 is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. All entities that are not public business entities may adopt the ASC 2016-01 earlier as of the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this guidance is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

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IThenaPharma Inc

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In September 2015, the FASB issued changes to the accounting for measurement-period adjustments related to business combinations. Currently, an acquiring entity is required to retrospectively adjust the balance sheet amounts of the acquiree recognized at the acquisition date with a corresponding adjustment to goodwill during the measurement period, as well as revise comparative information for prior periods presented within financial statements as needed, including revising income effects, such as depreciation and amortization, as a result of changes made to the balance sheet amounts of the acquiree. Such adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts initially recognized or would have resulted in the recognition of additional assets or liabilities. The measurement period is the period after the acquisition date during which the acquirer may adjust the balance sheet amounts recognized for a business combination (generally up to one year from the date of acquisition). The changes eliminate the requirement to make such retrospective adjustments, and, instead require the acquiring entity to record these adjustments in the reporting period they are determined. Additionally, the changes require the acquiring entity to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period income by line item that would have been recorded in previous reporting periods if the adjustment to the balance sheet amounts had been recognized as of the acquisition date. These changes were to become effective for the Company for annual periods beginning after December 15, 2016. The Company does not expect the adoption of this standard to have a material effect on its financial statements.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued changes to the recognition of revenue from contracts with customers. These changes created a comprehensive framework for all entities in all industries to apply in the determination of when to recognize revenue, and, therefore, supersede virtually all existing revenue recognition requirements and guidance. This framework is expected to result in less complex guidance in application while providing a consistent and comparable methodology for revenue recognition. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this principle, an entity should apply the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract(s), (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract(s), and (v) recognize revenue when, or as, the entity satisfies a performance obligation. In August 2015, the FASB deferred the effective date by one year, making these changes effective for the Company on January 1, 2019. The Company does not expect the adoption of this standard to have a material effect on its financial statements.

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IThenaPharma Inc

Notes to Financial Statements

Note 3 - Related Party Transactions

Due to Related Party

The Company and other related entities have a commonality of ownership and/or management control, the reported operating results and /or financial position of the Company could significantly differ from what would have been obtained if such entities were autonomous.

The Company entered into a Master Services Agreement (“MSA”) with a related party, Autotelic, effective January 1, 2015. Autotelic owns less than 10% of the Company. The MSA states that Autotelic will provide business functions and services to the Company and allows Autotelic to charge the Company for these expenses paid on its behalf.

The MSA includes personnel costs allocated based on amount of time incurred and other services such as consultant fees, clinical studies, conferences and other operating expenses incurred on behalf of the Company.

During the period commencing January 1, 2015 (the “Effective Date”) and ending on the date that the Company has completed an equity offering of either common or preferred stock in which the gross proceeds therefrom is no less than $10,000,000 (the “Equity Financing Date”), the Company shall pay Autotelic the following compensation: cash in an amount equal to the actual labor cost (paid on a monthly basis), plus warrants for shares of the Company’s common stock with a strike price equal to the fair market value of the Company’s common stock at the time said warrants are issued. The Company shall also pay Autotelic for the Services provided by third party contractors plus 20% mark up.

After the Equity Financing Date, the Company shall pay Autotelic a cash amount equal to the actual labor cost plus 100% mark up of provided services and 20% mark up of provided services by third party contractors or material used in connection with the performance of the contracts, including but not limited to clinical trial, non-clinical trial, Contract Manufacturing Organizations (“CMO”), U.S. Food & Drug Administration (“FDA”) regulatory process, Contract Research Organizations (“CRO”) and Chemistry and Manufacturing Controls (“CMC”).

Personnel cost charged by Autotelic were $236,594 and $0 for the year ended on December 31, 2015 and for the period from inception (September 3, 2014) to December 31, 2014, respectively, and were $99,425 (unaudited), and $200,124 (unaudited) for the nine months ended September 30, 2016 and 2015, respectively.

Autotelic paid certain operating expenses on behalf of the Company. In accordance with the MSA, Autotelic billed the Company personnel and service expenses (which cover the operating expenses paid on behalf of the Company).

For the nine months ended September 30, 2016, and 2015, Autotelic billed a total of $238,673 (unaudited) and $260,455 (unaudited), respectively. Of the total expenses billed by Autotelic $157,390 (unaudited) and $236,415 (unaudited) was paid in cash, $81,283 (unaudited) and $24,040 (unaudited) was recorded as due to related party in the accompanying balance sheet, and the Company agreed to issue warrants for the remaining amount due of $99,425 (unaudited) and $200,124 (unaudited), respectively. See warrant liability below for warrants issued to Autotelic to pay for services performed relating to the MSA.

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IThenaPharma Inc

Notes to Financial Statements

Note 3 - Related Party Transactions (continued)

For the year ended December 31, 2015 and for the period from inception (September 3, 2014) to December 31, 2014, Autotelic billed a total of $332,866 and $5,375, respectively. Of the total expenses billed by Autotelic $273,341 and $0 was paid in cash, $59,525 and $5,375 was recorded as due to related party in the accompanying balance sheet, and the Company agreed to issue warrants for the remaining amount due of $36,470 and $0, respectively. See warrant liability below for warrants issued to Autotelic to pay for services performed relating to the MSA.

The amount of shares to be purchased under the warrant and the exercise price will be determined at the date the warrants are issued in the future. The related liability has been classified as long-term in accordance with ASC Topic 210-10-45, Balance Sheet - Other Presentation Matters.

Other Liability

In December 2015, the Company had issued 47,374, 40,132, and 30,214 warrants to Autotelic for shares of the Company’s common stock with a strike price at $2.76 which was equal to the fair market value of the Company’s common stock at the time the warrants were issued, and represented the 100% markup of the personnel service from January 1 to March 31, 2015, April 1 to June 30, 2015, and July 1 to September 30, 2015, respectively.

In February 2016, the Company had issued 21,453 warrants to Autotelic for shares of the Company’s common stock with a strike price at $2.76 which was equal to the fair market value of the Company’s common stock at the time the warrants were issued, and represented the 100% markup of the personnel service from October 1 to December 31, 2015.

The Company recorded warrant liability of $99,425 (unaudited), $36,470, $200,124 (unaudited), and $0 as of September 30, 2016, December 31, 2015, September 30, 2015 and December 31, 2014, respectively. The liabilities as of December 31, 2016 and September 30, 2015 (unaudited) were subsequently satisfied by the issuance of warrants after the balance sheet dates and the liabilities as of September 30, 2016 (unaudited) were subsequently cancelled prior to the merger.

Convertible Notes Payable

In July 2016 the Company issued convertible promissory notes with an aggregate principal balance of $50,000 to related parties. Borrowings under each of these convertible notes bear interest at 3% per annum and these notes mature on June 30, 2018. Upon the completion of certain funding events, the Company has the right to convert the outstanding principal amount of these notes into shares of the Company’s common stock at $1.80 per share.

Note 4 - Equity

At the date of incorporation, certain investors subscribed for 5,000,000 shares of the Company's $0.0001 par value common stock for total cash consideration of $4,000, of which 2,700,000 shares were considered restricted common stock subscriptions that will vest annually. In March 2015, the Company received $4,000 cash for the subscribed stock. As of December 31, 2015, the Company recognized $500 in common stock and $3,500 in additional paid-in capital. The amount of $4,000 is treated as a subscription receivable as of December 31, 2014 on the accompanying balance sheet.

Common Stock

In February 2015, the Company issued a fully vested 2,700,000 shares of common stock to the Company’s founders at $0.0008 per share, for total cash consideration of $2,100. The proceeds from the issuance of the restricted stock were received in March 2015.

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IThenaPharma Inc

Notes to Financial Statements

Note 4 – Equity (continued)

Common Stock (continued)

In February 2015, 2,300,000 restricted shares of common stock were issued to the Company’s founders at $0.0008 per share, for total cash consideration of $1,900. The proceeds from the issuance of the restricted stock were received in March 2015. The shares will vest annually beginning February 6, 2016 and ending February 6, 2018. In the event the Founders cease to be an employee, consultant, officer, or director of the Company (“Service Provider”), the Company shall have an irrevocable, exclusive option to repurchase (the “Repurchase Option” or “Repurchase Right”) any shares which have not yet been released from the Repurchase Option (the “Unreleased Shares” or “Unvested Shares”) at a price per share equal to the lesser of the purchase price or the fair market value of the shares at the time the Repurchase Option is exercised by the Company. The Company may exercise its Repurchase Option at any time, within 90 days following the date that the Founder ceases to be a Service Provider.

As of September 30, 2016, there were no employee terminations and no repurchase options exercised.

In February 2015, the Company entered into a stock purchase agreement and issued 555,556 shares of common stock to one of its founders, a majority stockholder, in a private placement transaction, at $1.79 per share for total proceeds of $1,000,000.

A summary of restricted stock activity for the year ended December 31, 2014, and 2015 and for the nine months period ended September 30, 2016 (unaudited) is presented in the following table:

	Number of Shares	Weighted Average Remaining Contractual Term
Outstanding at September 3, 2014	-	-
Granted	-	-
Vested	-	-
Forfeited	-	-
Non-vested at December 31, 2014	-	-
Granted	2,300,000	3.00
Vested	-	-
Forfeited	-	-
Non-vested at December 31, 2015	2,300,000	2.10
Granted (unaudited)	-	-
Vested (unaudited)	(766,667)	-
Forfeited (unaudited)	-	-
Non-vested at September 30, 2016 (unaudited)	1,533,333	1.35

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IThenaPharma Inc

Notes to Financial Statements

Note 5 - Commitments and Contingencies

Litigation

Because of the nature of the Company’s activities, the Company is subject to claims and/or threatened legal actions, which arise out of the normal course of business. Management is currently not aware of any pending lawsuits.

Note 6 - Income Taxes

Income tax expenses by jurisdiction consist of the following:

	(unaudited) For the Nine Months Ended September 30, 2016	(unaudited) For the Nine Months Ended September 30, 2015
Current
U.S. federal	$-	$-
U.S. state and local	800	800

Total current income tax expenses	$800	$-

	December 31,
	2015	2014
Current
U.S. federal	$-	$-
U.S. state and local	1,600	-

Total current income tax expenses	$1,600	$-

A reconciliation between the U.S. federal statutory tax rate and the effective tax rate is as follows:

	For the Year Ended December 31, 2015	For the year Ended December 31, 2014
U.S. federal	(35)%	$(35)%
U.S. state and local	(9)	(9)
Valuation allowance	44	44

Net effective tax rate	-%	$-%

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IThenaPharma Inc

Notes to Financial Statements

Note 6 - Income Taxes (continued)

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under ASC 740, Accounting for Income Taxes, to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

The components of the provision for income taxes consisted of the following:

	(unaudited) For the Nine Months Ended September 30, 2016	(unaudited) For the Nine Months Ended September 30, 2015
Current	$800	$800
Deferred taxes	524,042	474,838

Income tax provision	(523,242)	(474,038)
Valuation allowance	524,042	474,838

Total current income tax expenses	$800	$800

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IThenaPharma Inc

Notes to Financial Statements

Note 6 - Income Taxes (continued)

	December 31,
	2015	2014
Current	$1,600	$-
Deferred taxes	(474,767)	(2,303)

Income tax provision	(473,167)	(2,303)
Valuation allowance	474,767	2,303

Total current income tax expenses	$1,600	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s total deferred tax liabilities at September 30, 2016 (unaudited), December 31, 2015, September 30, 2015 (unaudited), and December 31, 2014 are $0 for all periods, respectively. The Company’s deferred tax assets consist of the tax effect of net operating loss for U.S. federal and state tax returns, which are estimated to be $1,108,000 and $5,375 for the year ended December 31, 2015 and for the period from inception (September 3, 2014) to December 31, 2014, respectively, and were $1,223,000 (unaudited) and $1,107,000 (unaudited) for the nine months ended September 30, 2016 and 2015, respectively.

The Company has identified federal and California state tax returns as tax jurisdictions. The periods the Company’s income tax returns are subject to examination for these jurisdictions are 2014 and 2015. The Company is not currently under examination by any taxing authority nor has it been notified of an impending examination. The Company believes the income tax filing positions and deductions will be sustained upon audit, and the Company does not anticipate any adjustment that would result in a material change to the Company’s financial position. Therefore, no liabilities for uncertain income tax positions have been recorded.

Note 7 - Subsequent Events (unaudited)

Warrants

In July 2016, the Company had issued 300,000 warrants to Autotelic Inc.’s employees for shares of the Company’s common stock with a strike price at $1.80 which is equal to the fair market value of the Company’s common stock when the warrants were issued. The 300,000 warrants will vest annually beginning July 1, 2017 and ending July 1, 2019.

In connection with the Merger (see Note 7) the Company’s outstanding warrants were assumed by Marina Biotech, Inc (“Marina”) and converted into a warrant representing the right to purchase shares of Marina’s common stock, with the number of shares underlying such warrant and the exercise price thereof being adjusted by the exchange ratio, with any fractional shares rounded down to the next lowest number of whole shares.

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IThenaPharma Inc

Notes to Financial Statements

Note 7 - Subsequent Events (unaudited) (continued)

Sale of Asset

On November 15, 2016, simultaneously with the merger with Marina Biotech, Inc., Autotelic acquired a technology asset (IT-101), and the Company’s investment of $579 (unaudited) in foreign entity from the Company. In exchange for the asset, Autotelic agreed to cancel its stock purchase warrant agreements, received all of the Company’s then cash balance as payment against the liabilities and agreed to assume the remaining debts and liabilities of the Company, including accounts payable of $71,560 (unaudited), accrued expenses of $11,470 (unaudited), due to related party of $5,375 (unaudited), other liabilities of $118,759 (unaudited), convertible note of $50,000 (unaudited), and accrued interest payable of $567 (unaudited). The Company recognized a gain of $257,252 (unaudited).

Merger

On November 15, 2016, the Company was acquired by Marina, in accordance with the terms of the Agreement and Plan of Merger dated November 15, 2016(the “Merger Agreement”).

Pursuant to the Merger Agreement, at the effective time of the Merger, without any action on the part of any shareholder, each issued and outstanding share of the Company’s common stock, other than shares to be cancelled pursuant to the Merger Agreement, was converted into the right to receive 10.510708 shares of Marina’s common stock. The Company’s shareholders were not entitled to receive fractional shares in the Merger. Instead, a holder of the Company’s common stock that would otherwise have been entitled to receive a fractional share of Marina’s common stock in the Merger received one full additional share of Marina’s common stock.

As a result of the Merger, the former holders of the Company’s common stock immediately prior to the completion of the Merger own approximately 65% of the issued and outstanding shares of Marina’s common stock following the completion of the Merger. The merger was accounted for as reverse merger for financial statement purposes.

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